Exhibit 1


HUNTINGTON                                                COMMERCIAL LOAN NOTE
  BANKS                                                       Consumer Purpose

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City Office    COLUMBUS             Div.   CBD                    Branch   MAIN

Account No.    8131300001           Note No.                    [N]Secured (Y/N)

Acct Name      SAMUEL B. DAVIS


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$l,000,000.00                       Columbus, Ohio                 July 8, 1996


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of The Huntington National Bank (hereinafter called the "Bank," which term shall include any holder hereof), at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the sum of One
Million Dollars ($l,000,000.00) (hereinafter called the "Principal Sum"), together with interest as hereinafter provided. The undersigned promises to pay the Principal Sum and the interest thereon at the time and in the manner hereinafter provided in this note (this "Note").



INTEREST

         Interest will accrue on the unpaid balance of the Principal Sum until paid at the rate of 6.27% per annum. On and after the occurrence of an event of default in the terms of this Note, interest shall accrue at a rate which shall be 2% in excess of the rate stated in the immediately preceding sentence.

         All interest shall be calculated on the basis of a 365 day year (366 days in a leap year) for the actual number of days the Principal Sum or any part thereof remains unpaid. The amount of any payment shall first be applied to the payment of accrued interest which is due.



MANNER OF PAYMENT

         The Principal Sum and accrued interest shall be due and payable on January 8, 1997, and at maturity, whether by demand, acceleration or otherwise.



LATE CHARGE

         Any installment or other payment not made within l0 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment, but not more than $25.00.


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SECURITY

         This Note shall be unsecured.


DEFAULT

         Upon the occurrence of any of the following events:


     (l) the failure of the undersigned to pay any installment when due hereunder or to perform any other obligation of the undersigned to the Bank hereunder;


     (2) if the undersigned shall fail to furnish true and complete financial statements from time to time on request of the Bank;


     (3) the death of any of the undersigned, or any indorser, surety, or guarantor for this Note; or


     (4) if any representation, warranty or other information given to the Bank by any of the undersigned, or by any indorser, surety or guarantor shall prove to be false, untrue or misleading;


then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.


GENERAL PROVISIONS

     All of the parties hereto, including the undersigned, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. The Bank shall not be required to pursue any party hereto, including any guarantor, or to exercise any fights against any collateral herefor before exercising any other such rights.


     The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

                                     -2-
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     The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.


                                   BORROWER:



                                  /s/ Juan Jose Perez by power of attorney for
                                      Samuel B. Davis